Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Howmet Aerospace Inc. of our report dated February 14, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Howmet Aerospace Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
August 21, 2023

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